Exhibit (j)(1)

[DECHERT LLP LETTERHEAD]

September 29, 2009

ING Mutual Funds

7337 E Doubletree Ranch Road

Scottsdale, AZ 85258

Re:	ING Mutual Funds

(File Nos. 033-56094 and 811-07428)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 137 to the Registration Statement of ING Mutual Funds. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP